Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports Second Quarter 2026 Results
TYSONS, VA (August 6, 2026) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2026 and provided an operational update and an update on its Non-Core hotel disposition initiative.
Second Quarter Highlights Include:
•Comparable RevPAR was $216.87, an increase of 5.8% compared to the same period in 2025, or a 6.8% increase when excluding the Royal Palm South Beach Miami, a Tribute Portfolio Resort (“Royal Palm”), which suspended operations in mid-May 2025 for a comprehensive renovation and reopened in July 2026;
•Core RevPAR was $233.49, an increase of 6.0% compared to the same period in 2025, or a 7.1% increase when excluding the Royal Palm;
•Net income and net income attributable to stockholders were $50 million and $47 million, respectively;
•Adjusted EBITDA was $198 million, an increase of 8.6% compared to the same period in 2025;
•Diluted earnings per share was $0.24; and
•Diluted Adjusted FFO per share was $0.70.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “I am incredibly pleased with our second quarter results, with broad-based demand driving Core RevPAR growth (excluding Royal Palm) of over 7% year-over-year, exceeding our expectations. Strong group demand yielding a 9.5% increase in group rooms revenue year-over-year and higher-rated leisure travel across our portfolio drove performance during the quarter. RevPAR at the Hilton Hawaiian Village Waikiki Beach Resort increased 12% year-over-year, and the hotel continues to gain market share, benefiting from guestroom renovations at the Rainbow and Tapa Towers. We continued to see the benefits of our transformative ROI projects at the Bonnet Creek resort complex and the Casa Marina Key West, Curio Collection, where RevPAR increased 13% and 14%, respectively, and group demand increased 11% and 44%, respectively, year-over-year. Other Core hotels across several markets further contributed to our results, including the Hilton Chicago where RevPAR increased 14% year-over-year. As we begin the third quarter, I am encouraged by our July results, with July Comparable RevPAR projected to increase 8.5% year-over-year and third quarter Comparable Group Revenue Pace currently over 15% compared to the same time last year.”
Additional Highlights Include:
•Reopened the Royal Palm in July 2026, following the completion of its more than $100 million transformative renovation;
•Exited four Non-Core hotels since the first quarter of 2026 for gross proceeds of approximately $65 million. Altogether, these hotels contributed approximately $9 million of Hotel Adjusted EBITDA during 2025. The total gross proceeds for these dispositions represents 13.7x 2025 EBITDA, including $59 million in anticipated capital expenditures;
•In April 2026, entered into a new $700 million delayed draw loan facility (“Bonnet Creek Mortgage Loan”), which is expected to be utilized in September 2026 to address upcoming debt maturities, while also extending Park’s overall maturity profile;
•In June 2026, drew $200 million from Park’s $800 million senior unsecured delayed draw term loan facility (“2025 Delayed Draw Term Loan”) to, in part, fully repay the $120 million mortgage loan encumbering the Hyatt Regency Boston; and
•In July 2026, paid its second quarter cash dividend of $0.25 per share to stockholders of record as of June 30, 2026 and declared its third quarter cash dividend of $0.25 per share to stockholders of record as of September 30, 2026, to be paid on October 15, 2026.

Non-Core Hotel Dispositions:
•In April 2026, sold the 396-room Hilton Seattle Airport & Conference Center, which was subject to a short-term ground lease and had anticipated capital expenditures of over $25 million, for gross proceeds of $18 million;
•In May 2026, sold Park’s ownership interest in the unconsolidated joint venture that owns and operates the 288-room Embassy Suites by Hilton Alexandria Old Town, which had anticipated capital expenditures of over $4 million, for gross proceeds of $29 million, which was reduced by $25 million for Park’s share of the mortgage debt of the joint venture;
•In June 2026, the short-term ground lease for the 262-room Embassy Suites by Hilton Austin Downtown South Congress was terminated pursuant to an agreement, and the property reverted to the ground lessor. Park received an early termination fee of approximately $6 million and sold all personal property and business assets of the hotel to the ground lessor. The hotel had anticipated capital expenditures of approximately $3 million; and
•In July 2026, sold the 314-room Hilton Short Hills for gross proceeds of $12 million, which had anticipated capital expenditures of approximately $27 million.

Mr. Baltimore added, “We continued to execute against our strategic priorities during the quarter by advancing the disposition of our remaining Non-Core assets while investing in the long-term growth of our Core portfolio. Since the end of the first quarter, we have exited an additional four Non-Core hotels and invested $64 million in capital improvements, including completing the comprehensive renovation and repositioning of the Royal Palm in Miami, which reopened in July 2026 as planned. Looking ahead, we are excited to begin the approximately $100 million full-scale renovation of the Ali’i Tower at Hilton Hawaiian Village Waikiki Beach Resort during the third quarter, further enhancing one of the premier destinations in Hawaii. Additionally, we remain laser-focused on our strategic objective to maintain a flexible balance sheet. With the successful completion of the Bonnet Creek Mortgage Loan during the quarter, together with the previously announced 2025 Delayed Draw Term Loan, we are well positioned with $2.6 billion of liquidity to repay $1.3 billion of maturing debt during the third quarter, significantly extending our debt maturity profile.”

Selected Statistical and Financial Information
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	Change(1)		2026	2025	Change(1)
Comparable Hotels:
RevPAR(2)	$216.87	$204.89	5.8%		$204.91	$196.75	4.1%
Occupancy	80.0%	77.1%	2.9	% pts	76.0%	73.7%	2.3	% pts
ADR	$270.97	$265.47	2.1%		$269.55	$266.88	1.0%
Total RevPAR	$355.79	$335.77	6.0%		$340.64	$327.65	4.0%

Core Hotels:
RevPAR(3)	$233.49	$220.19	6.0%		$222.07	$213.88	3.8%
Occupancy	81.0%	78.3%	2.7	% pts	77.1%	75.3%	1.8	% pts
ADR	$288.10	$281.09	2.5%		$288.19	$284.16	1.4%
Total RevPAR	$389.90	$366.30	6.4%		$374.46	$359.92	4.0%

Net income (loss)	$50	$(2)	2,588.9%		$62	$(59)	205.7%
Net income (loss) attributable to stockholders	$47	$(5)	1,177.3%		$58	$(62)	194.5%

Operating income	$95	$65	47.0%		$157	$72	119.3%
Operating income margin	14.0%	9.6%	440	bps	12.1%	5.5%	660	bps

Comparable Hotel Adjusted EBITDA	$204	$187	8.8%		$356	$339	5.0%
Comparable Hotel Adjusted EBITDA margin	31.7%	30.9%	80	bps	29.1%	28.9%	20	bps

Core Hotel Adjusted EBITDA	$182	$166	9.3%		$323	$310	4.1%
Core Hotel Adjusted EBITDA margin	32.4%	31.6%	80	bps	30.2%	30.2%	—	bps

Adjusted EBITDA	$198	$183	8.6%		$341	$327	4.4%
Adjusted FFO attributable to stockholders	$140	$129	9.2%		$230	$221	4.4%

Earnings (loss) per share – Diluted(1)	$0.24	$(0.02)	1,094.5%		$0.29	$(0.31)	192.5%
Adjusted FFO per share – Diluted(1)	$0.70	$0.64	9.0%		$1.15	$1.10	4.5%
Weighted average shares outstanding – Diluted(4)	200	200	0		200	200	0

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(1)Percentages are calculated based on unrounded numbers.
(2)Comparable RevPAR, excluding the Royal Palm, increased 6.8% and 6.3% for the three and six months ended June 30, 2026 compared to the same periods in 2025.
(3)Core RevPAR, excluding the Royal Palm, increased 7.1% and 6.3% for the three and six months ended June 30, 2026 compared to the same periods in 2025.
(4)Diluted loss per share for the three and six months ended June 30, 2025 was calculated based on weighted average shares of 199 million for both periods, which excludes shares that were anti-dilutive. For purposes of Diluted Adjusted FFO per share, weighted average shares were 200 million for both periods.
Operational Update on Core Hotels
Results for Park’s Core hotels and Core hotels by type are as follows:

(unaudited, dollars in millions)		RevPAR			Hotel Revenue			Hotel Adjusted EBITDA
	Rooms	2Q26	2Q25	Change(1)	2Q26	2Q25	Change	2Q26	2Q25	Change(1)
Hilton Hawaiian Village Waikiki Beach Resort	2,886	$263.16	$235.49	11.8%	$116	$101	15.5%	$41	$36	13.3%
Hilton Waikoloa Village	661	219.43	226.38	(3.1)	27	31	(12.2)	6	9	(27.4)
Signia by Hilton Orlando Bonnet Creek	1,009	193.54	173.52	11.5	48	44	7.2	18	17	7.9
Waldorf Astoria Orlando	502	329.47	287.09	14.8	29	25	15.0	10	8	26.5
New York Hilton Midtown	1,878	306.69	306.08	0.2	83	79	4.9	18	17	6.7
Hilton New Orleans Riverside	1,622	143.92	148.10	(2.8)	39	39	(1.2)	14	14	(0.9)
Caribe Hilton	652	253.21	254.02	(0.3)	24	24	(0.2)	7	7	(2.7)
Hilton Boston Logan Airport	604	263.81	262.89	0.3	18	18	0.9	6	6	(0.8)
Hyatt Regency Boston	502	321.24	295.52	8.7	18	16	9.8	8	7	13.2
Hilton Santa Barbara Beachfront Resort	360	295.08	231.29	27.6	16	13	23.5	8	6	20.8
Hyatt Regency Mission Bay Spa and Marina	438	207.66	206.50	0.6	15	15	5.4	4	4	6.7
Casa Marina Key West, Curio Collection	311	507.55	444.92	14.1	25	21	20.9	12	9	29.5
The Reach Key West, Curio Collection	150	406.79	398.88	2.0	8	9	(1.1)	3	3	(0.7)
Hilton Chicago	1,544	184.28	161.63	14.0	42	39	7.7	13	10	23.5
Hilton Denver City Center	613	160.67	151.26	6.2	12	13	(3.2)	5	5	(9.4)
DoubleTree Hotel Washington DC – Crystal City	627	203.14	165.80	22.5	15	12	16.8	5	4	51.5
Hilton McLean Tysons Corner	458	173.36	159.92	8.4	11	10	13.5	2	2	32.9
JW Marriott San Francisco Union Square	344	236.79	224.75	5.4	10	9	4.5	3	1	201.6
Juniper Hotel Cupertino, Curio Collection	224	162.82	150.11	8.5	4	3	7.7	1	1	4.1
Total Core Hotels excluding Royal Palm	15,385	239.46	223.49	7.1	560	521	7.4	184	166	10.9
Royal Palm South Beach Miami(2)	404	—	91.31	(100.0)	—	4	(100.0)	(2)	—	(567.2)
Total Core Hotels (20 Hotels)	15,789	233.49	220.19	6.0	560	525	6.6	182	166	9.3
Non-Core Hotels (9 Hotels)	4,113	153.11	146.27	4.7	84	82	2.8	22	21	5.1
Total Comparable Hotels (29 Hotels)	19,902	$216.87	$204.89	5.8%	$644	$607	6.1%	$204	$187	8.8%

			Core ADR			Core Occupancy				Core RevPAR
	Hotels	Rooms	2Q26	2Q25	Change(1)	2Q26	2Q25	Change		2Q26	2Q25	Change(1)
Resort	10	7,373	$308.07	$305.43	0.9%	81.4%	76.6%	4.8	% pts	$250.80	$233.89	7.2%
Urban	6	6,503	275.45	268.02	2.8	80.1	79.3	0.8		220.69	212.67	3.8
Airport/Suburban	4	1,913	254.14	236.68	7.4	82.8	81.6	1.2		210.45	193.21	8.9
All Types - Core Hotels	20	15,789	$288.10	$281.09	2.5%	81.0%	78.3%	2.7	% pts	$233.49	$220.19	6.0%
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(1)Calculated based on unrounded numbers.
(2)The Royal Palm suspended operations in mid-May 2025 for a comprehensive renovation and reopened in July 2026.

For the three months ended June 30, 2026, Park’s resort hotels continued to drive the performance of its portfolio. The Hilton Hawaiian Village Waikiki Beach Resort benefited from the completion of the final phase of guestroom renovations at the Rainbow Tower, helping to drive an over 13% increase in group revenue and an approximately 10% increase in transient revenue, resulting in an increase in RevPAR of 12% for the three months ended June 30, 2026 compared to the same period in 2025. Additionally, the Hilton Hawaiian Village Waikiki Beach Resort benefited from an increase in food and beverage revenue of 29%, or approximately $6 million, compared to the same period in 2025. The Waldorf Astoria Orlando and Signia by Hilton Orlando Bonnet Creek continued to benefit from the comprehensive renovation and expansion projects completed in early 2024, with combined RevPAR at the Bonnet Creek complex increasing 13%, resulting from an increase in transient revenue of 40% at the Waldorf Astoria Orlando and an increase in group revenue of approximately 20% at the Signia by Hilton Orlando Bonnet Creek, while combined food and beverage revenue increased 10%, or over $3 million for the three months ended June 30, 2026 compared to the same period in 2025, altogether helping the complex to exceed $107 million in EBITDA for the trailing twelve-month period. The Casa Marina Key West, Curio Collection, benefited from a 44% increase in group revenue and a 10% increase in transient revenue, resulting in an increase in RevPAR of over 14% and an increase in food and beverage revenue of 36% for the three months ended June 30, 2026 compared to the same period in 2025. Group and transient revenues at the Hilton Santa Barbara Beachfront Resort increased 36% and 20%, respectively, driving an increase in RevPAR of nearly 28% and an increase in food and beverage revenue of 20% for the three months ended June 30, 2026 compared to the same period in 2025.
Additionally, Park’s hotels in Washington D.C. benefited from strong group demand, with group revenue increasing over 56%, resulting in an increase in combined RevPAR of 17%, while transient demand increased nearly 25% at the Hilton Chicago, where RevPAR increased 14% for three months ended June 30, 2026 compared to the same period in 2025.
These increases were offset by the Royal Palm, which suspended operations in mid-May 2025 for a comprehensive renovation and reopened in July 2026, impacting Core RevPAR by 110 basis points for the three months ended June 30, 2026 compared to the same period in 2025.
At the end of June 2026, Core Group Revenue Pace and room night bookings for 2027 increased over 6% and approximately 3%, respectively, as compared to what bookings were for 2026 at the end of June 2025, with average Core group rates for 2027 projected to increase approximately 4% for the same time period.
Non-Core Disposition Initiative
The status of Park’s Non-Core dispositions since January 1, 2026 is as follows:

(unaudited, dollars in millions)

Status	# of Hotels	Room Count	2025 Hotel Adjusted EBITDA(1)
Q1 Sale	1	193	$1
Q2 Sales/Dispositions	3	946	$9
Q3 Sale	1	314	$—
Sold/Disposed in 2026	5	1,453	$10

Remaining Non-Core Hotels Targeted for Sale/Disposition	6	3,154	$35
Remaining Safehold Leases(2)	3	959	$16
Remaining Non-Core Hotels	9	4,113	$51
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(1)Includes Park’s share from its Non-Core unconsolidated joint venture.
(2)Timing for the disposition of the Hilton Salt Lake City Center, DoubleTree Hotel San Diego - Mission Valley and DoubleTree Hotel Durango cannot be determined given ongoing litigation.
Balance Sheet and Liquidity
As of June 30, 2026, Park’s liquidity was approximately $2.6 billion, including $1 billion of available capacity under the senior unsecured revolving credit facility (“Revolver”), $600 million available under the 2025 Delayed Draw Term Loan and the undrawn $700 million Bonnet Creek Mortgage Loan, which will be secured by the 1,009-room Signia by Hilton Orlando Bonnet Creek and the 502-room Waldorf Astoria Orlando and associated golf course when drawn upon.

In June 2026, Park drew $200 million from the 2025 Delayed Draw Term Loan to fully repay the $120 million mortgage loan encumbering the Hyatt Regency Boston, which was scheduled to mature on July 1, 2026, with the remaining proceeds used for general corporate purposes. Park intends to further draw upon the 2025 Delayed Draw Term Loan as well as the Bonnet Creek Mortgage Loan to fully prepay, without penalty, the $1.275 billion secured mortgage loan encumbering the Hilton Hawaiian Village Waikiki Beach Resort during the third quarter. Park also intends to refinance the $151 million secured mortgage loan encumbering the Hilton Santa Barbara Beachfront Resort during the fourth quarter. As of June 30, 2026, Park’s Net Debt was approximately $3.7 billion, and the weighted average maturity of Park’s consolidated debt is 1.8 years.
Park had the following debt outstanding as of June 30, 2026:

(unaudited, dollars in millions)
Debt	Collateral	Interest Rate	Maturity Date	Extended Maturity Date(1)	As of June 30, 2026
Fixed Rate Debt
Mortgage loan	Hilton Hawaiian Village Waikiki Beach Resort	4.20%	November 2026	None	$1,275
Mortgage loan	Hilton Denver City Center	4.90%	December 2026(2)	None	50
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	None	151
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	None	30
2028 Senior Notes	Unsecured	5.88%	October 2028	None	725
2029 Senior Notes	Unsecured	4.88%	May 2029	None	750
2030 Senior Notes	Unsecured	7.00%	February 2030	None	550
Finance lease obligations		6.88%	2027 to 2030	None	1
Total Fixed Rate Debt		5.14%(3)			3,532

Variable Rate Debt
2024 Term Loan	Unsecured	SOFR + 2.20%	May 2027	None	200
Bonnet Creek Mortgage Loan(4)	Unsecured(4)	SOFR + 2.25%	April 2029	April 2031	—
Revolver(5)	Unsecured	SOFR + 2.25%	September 2029	September 2030	—
2025 Delayed Draw Term Loan(5)	Unsecured	SOFR + 2.20%	January 2030	January 2031	200
Total Variable Rate Debt		5.85%(3)			400

Less: unamortized deferred financing costs and discount					(17)
Total Debt(6)		5.21%(3)			$3,915
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(1)The extension options are exercisable subject to compliance with certain covenants.
(2)The loan matures in August 2042 but became callable by the lender in August 2022 with six months notice. As of June 30, 2026, Park had not received notice from the lender.
(3)Calculated on a weighted average basis.
(4)The Bonnet Creek Mortgage Loan will be secured by the Bonnet Creek complex when drawn upon. As of August 6, 2026, Park has $700 million of available capacity under the Bonnet Creek Mortgage Loan.
(5)As of August 6, 2026, Park has $1 billion of available capacity under the Revolver with no outstanding letters of credit and $600 million of its 2025 Delayed Draw Term Loan available.
(6)Excludes $105 million of Park’s share of its unconsolidated joint venture debt.

Capital Investments
During the second quarter of 2026, Park spent $64 million on capital improvements at its hotels and expects to spend between $230 million to $260 million in capital expenditures during 2026.
Park reopened the Royal Palm in July 2026, following the completion of its more than $100 million comprehensive renovation, which began in mid-May 2025. All 393 guestrooms at the oceanfront hotel were renovated, along with the addition of 11 new guestrooms. The renovation also expanded available meeting space, including the addition of a new event terrace, and enhanced all public spaces, including a redesigned lobby, four new food and beverage concepts and an upgraded pool. Park expects the comprehensive renovation will generate a 15% to 20% return on investment.

Additionally, Park expects to begin approximately $100 million of renovations at the 348-room Ali’i Tower at the Hilton Hawaiian Village Waikiki Beach Resort, along with the addition of three new guestrooms at the premium oceanfront tower, during the third quarter of 2026, continuing its upgrades of the iconic hotel, and expects to complete the third and final phase of the main tower at the Hilton New Orleans Riverside during the fourth quarter of 2026.

Dividends
Park declared a second quarter 2026 cash dividend of $0.25 per share to stockholders of record as of June 30, 2026. The second quarter dividend was paid on July 15, 2026.

On July 31, 2026, Park declared a third quarter 2026 cash dividend of $0.25 per share to be paid on October 15, 2026 to stockholders of record as of September 30, 2026. The declared dividends translate to an annualized yield of approximately 6.5% based on Park’s recent trading levels.
Full-Year 2026 Outlook
Park is increasing its full-year 2026 outlook to reflect second-quarter outperformance and a strong start to the third quarter as demand trends continue to exceed expectations across its portfolio. Park expects a modest positive impact from the 2026 World Cup of 30 basis points, in line with its prior guidance, offsetting the negative impact of 30 basis points from the renovations of the Royal Palm.
Park’s updated guidance also reflects an assumed increase in expenses due to a stronger demand environment and higher occupancy expectations across the portfolio, driving increases in variable costs such as labor and utilities, partially offset by reductions in fixed costs, with $11 million of benefits achieved from property tax appeals in the second quarter and a 20% reduction in property insurance premiums achieved during Park’s June 1st program renewal.
Park expects full-year 2026 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)	Full-Year 2026 Outlook as of August 6, 2026		Full-Year 2026 Outlook as of April 30, 2026		Change at Midpoint
Metric	Low	High	Low	High

RevPAR	$198	$201	$192	$196	$6
RevPAR change vs. 2025	3.0%	4.5%	0.5%	2.5%	225	bps

Net income	$78	$98	$66	$96	$7
Net income attributable to stockholders	$69	$89	$58	$88	$6
Earnings per share – Diluted(1)	$0.35	$0.45	$0.29	$0.44	$0.04

Adjusted EBITDA	$617	$637	$587	$617	$25
Adjusted FFO per share – Diluted(1)	$1.90	$2.00	$1.74	$1.90	$0.13
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(1)Amounts are calculated based on unrounded numbers.
Park’s outlook is based in part on the following assumptions:
•Operating expenses for Park’s hotels are expected to increase 3% to 4%;
•Excludes $3.5 million of projected Hotel Adjusted EBITDA for the second half of 2026 from the three additional Non-Core hotels disposed since April 2026;
•Includes approximately $13 million of incremental interest expense from $1.4 billion of refinancing activity in 2026, most of which is expected during the fourth quarter;
•Fully diluted weighted average shares for the full-year 2026 of 200 million; and
•Park’s current portfolio as of August 6, 2026 and does not take into account potential future acquisitions, dispositions or any financing transactions, except as noted above, which could result in a material change to Park’s outlook.
Park’s full-year 2026 outlook is based on several factors, many of which are outside the Company’s control, including uncertainty surrounding macroeconomic factors, such as inflation, changes in interest rates and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change. Additionally, Park’s full-year 2026 outlook does not include assumptions around the incremental impact of tariff announcements (including any foreign tariffs announced in response to changes in U.S. trade policy), changes in travel patterns to or in the U.S. as a result of foreign conflicts, disapproval of U.S. foreign or domestic policy, or government or agency shutdowns as the net effect of such announcements or events cannot be ascertained or quantified at this time.

Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.
Conference Call
Park will host a conference call for investors and other interested parties to discuss second quarter 2026 results on August 7, 2026 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Second Quarter 2026 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including the use of the remaining $600 million under Park’s 2025 Delayed Draw Term Loan and its Bonnet Creek Mortgage Loan, and the anticipated repayment and refinancing of certain of Park’s indebtedness, the completion of capital allocation priorities and expected returns on such projects, the expected repurchase of Park’s stock, the impact from macroeconomic factors (including elevated inflation and interest rates, potential economic slowdown or a recession and geopolitical conflicts or trends, including trade policy, travel barriers or changes in travel preferences for U.S. destinations, including as a result of another government or agency shutdown), the effects of competition, the effects of future legislation, executive action or regulations, tariffs, the expected completion of anticipated dispositions, including of Park’s Non-Core hotels (as defined below), the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in Park’s filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net Debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts (“REIT”) with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 30 premium-branded hotels and resorts with over 21,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	June 30, 2026	December 31, 2025
ASSETS	(unaudited)
Property and equipment, net	$6,908	$6,955
Assets held for sale, net	13	14
Intangibles, net	40	41
Cash and cash equivalents	264	232
Restricted cash	38	32
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	151	116
Prepaid expenses	54	60
Other assets	78	80
Operating lease right-of-use assets	156	170
TOTAL ASSETS (variable interest entities – $199 and $207)	$7,702	$7,700
LIABILITIES AND EQUITY
Liabilities
Debt	$3,915	$3,838
Accounts payable and accrued expenses	226	198
Dividends payable	51	56
Due to hotel managers	106	134
Other liabilities	184	189
Operating lease liabilities	187	209
Total liabilities (variable interest entities – $194 and $198)	4,669	4,624
Stockholders’ Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 202,614,273 shares issued and 201,349,455 shares outstanding as of June 30, 2026 and 200,938,658 shares issued and 199,901,086 shares outstanding as of December 31, 2025	2	2
Additional paid-in capital	4,028	4,031
Accumulated deficit	(940)	(902)
Total stockholders’ equity	3,090	3,131
Noncontrolling interests	(57)	(55)
Total equity	3,033	3,076
TOTAL LIABILITIES AND EQUITY	$7,702	$7,700

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Rooms	$401	$401	$757	$764
Food and beverage	188	180	370	362
Ancillary hotel	67	68	127	131
Other	24	23	48	45
Total revenues	680	672	1,302	1,302

Operating expenses
Rooms	104	105	201	205
Food and beverage	125	122	247	245
Other departmental and support	149	152	294	303
Other property	42	50	96	107
Management fees	33	31	63	61
Impairment and casualty loss	22	—	27	70
Depreciation and amortization	66	122	130	191
Corporate general and administrative	20	19	38	37
Other	22	23	46	44
Total expenses	583	624	1,142	1,263

(Loss) gain on sales of assets, net	(2)	1	(3)	1
Gain on derecognition of assets	—	16	—	32

Operating income	95	65	157	72

Interest income	2	2	3	5
Interest expense	(52)	(53)	(103)	(105)
Interest expense associated with hotels in receivership	—	(16)	—	(32)
Equity in earnings from investments in affiliates	1	2	2	2
Other gain (loss), net	9	(1)	9	1

Income (loss) before income taxes	55	(1)	68	(57)
Income tax expense	(5)	(1)	(6)	(2)
Net income (loss)	50	(2)	62	(59)
Net income attributable to noncontrolling interests	(3)	(3)	(4)	(3)
Net income (loss) attributable to stockholders	$47	$(5)	$58	$(62)

Earnings (loss) per share:
Earnings (loss) per share – Basic	$0.24	$(0.02)	$0.29	$(0.31)
Earnings (loss) per share – Diluted	$0.24	$(0.02)	$0.29	$(0.31)

Weighted average shares outstanding – Basic	200	199	200	199
Weighted average shares outstanding – Diluted	200	199	200	199

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$50	$(2)	$62	$(59)
Depreciation and amortization expense	66	122	130	191
Interest income	(2)	(2)	(3)	(5)
Interest expense	52	53	103	105
Interest expense associated with hotels in receivership(1)	—	16	—	32
Income tax expense	5	1	6	2
Interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	1	2	1	4
EBITDA	172	190	299	270
Gain on sales of assets, net(2)	(2)	(1)	(1)	(1)
Gain on derecognition of assets(1)	—	(16)	—	(32)
Share-based compensation expense	6	5	10	9
Impairment and casualty loss	22	—	27	70
Other items	—	5	6	11
Adjusted EBITDA	$198	$183	$341	$327
______________________________________________
(1)For the three and six months ended June 30, 2025, represents accrued interest expense associated with the default of the $725 million non-recourse CMBS loan (“SF Mortgage Loan”), which was offset by a gain on derecognition for the corresponding increase of the contract asset on Park’s condensed consolidated balance sheets. The SF Mortgage Loan was assumed by the buyer of the 1,921-room Hilton San Francisco Union Square and the 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the “Hilton San Francisco Hotels”), which were sold by the court-appointed receiver in November 2025.
(2)For the three and six months ended June 30, 2026, includes a $4 million gain on the sale of Park’s ownership interest in the Embassy Suites by Hilton Alexandria Old Town included in other gain (loss), net in Park’s condensed consolidated statements of operations.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
HOTEL ADJUSTED EBITDA AND HOTEL ADJUSTED EBITDA MARGIN
COMPARABLE AND CORE HOTELS

(unaudited, dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted EBITDA	$198	$183	$341	$327
Less: Adjusted EBITDA from investments in affiliates	(5)	(5)	(11)	(13)
Add: All other(1)	15	13	29	28
Hotel Adjusted EBITDA	208	191	359	342
Less: Adjusted EBITDA from hotels disposed of	(4)	(4)	(3)	(3)
Comparable Hotel Adjusted EBITDA	204	187	356	339
Less: Adjusted EBITDA from Non-Core hotels	(22)	(21)	(33)	(29)
Core Hotel Adjusted EBITDA	$182	$166	$323	$310

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Revenues	$680	$672	$1,302	$1,302
Less: Other revenue	(24)	(23)	(48)	(45)
Less: Revenues from hotels disposed of	(12)	(42)	(28)	(79)
Comparable Hotel Revenues	644	607	1,226	1,178
Less: Hotel Revenues from Non-Core hotels	(84)	(82)	(156)	(151)
Core Hotel Revenues	$560	$525	$1,070	$1,027

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	2025	Change(2)		2026	2025	Change(2)
Total Revenues	$680	$672	1.2%		$1,302	$1,302	—%
Operating income	$95	$65	47.0%		$157	$72	119.3%
Operating income margin(2)	14.0%	9.6%	440	bps	12.1%	5.5%	660	bps

Comparable Hotel Revenues	$644	$607	6.1%		$1,226	$1,178	4.1%
Comparable Hotel Adjusted EBITDA	$204	$187	8.8%		$356	$339	5.0%
Comparable Hotel Adjusted EBITDA margin(2)	31.7%	30.9%	80	bps	29.1%	28.9%	20	bps

Core Hotel Revenues	$560	$525	6.6%		$1,070	$1,027	4.2%
Core Hotel Adjusted EBITDA	$182	$166	9.3%		$323	$310	4.1%
Core Hotel Adjusted EBITDA margin(2)	32.4%	31.6%	80	bps	30.2%	30.2%	—	bps
______________________________________________
(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
HOTEL ADJUSTED EBITDA
COMPARABLE, CORE AND NON-CORE HOTELS

(unaudited, in millions)	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
	Total	Core Hotels	Non-Core Hotels	Total	Core Hotels	Non-Core Hotels

Rooms	$401	$335	$66	$757	$634	$123
Food and beverage	188	164	24	370	321	49
Ancillary hotel	67	61	6	127	115	12
Total hotel revenues	656	560	96	1,254	1,070	184

Less:
Rooms expense	104	86	18	201	166	35
Food and beverage expense	125	108	17	247	214	33
Other departmental and support expense	149	120	29	294	237	57
Management fees	33	29	4	63	55	8
Other property expenses(1)	37	35	2	90	75	15
Total hotel expenses	448	378	70	895	747	148

Hotel Adjusted EBITDA	208	182	26	359	323	36
Less: Adjusted EBITDA from hotels disposed of	(4)	—	(4)	(3)	—	(3)
Comparable Hotel Adjusted EBITDA	$204	$182	$22	$356	$323	$33
______________________________________________
(1)Total other property expenses primarily include real and personal property taxes, other local taxes, ground rent, equipment rent and property insurance incurred in the normal course of business.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss) attributable to stockholders	$47	$(5)	$58	$(62)
Depreciation and amortization expense	66	122	130	191
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Gain on sales of assets, net(1)	(2)	(1)	(1)	(1)
Gain on derecognition of assets(2)	—	(16)	—	(32)
Impairment loss	20	—	25	70
Equity investment adjustments:
Equity in earnings from investments in affiliates	(1)	(2)	(2)	(2)
Pro rata FFO of investments in affiliates	3	4	3	5
Nareit FFO attributable to stockholders	132	101	211	167
Share-based compensation expense	6	5	10	9
Interest expense associated with hotels in receivership(2)	—	16	—	32
Other items	2	7	9	13
Adjusted FFO attributable to stockholders	$140	$129	$230	$221
Nareit FFO per share – Diluted(3)	$0.66	$0.51	$1.05	$0.83
Adjusted FFO per share – Diluted(3)	$0.70	$0.64	$1.15	$1.10
Weighted average shares outstanding – Diluted	200	200	200	200
______________________________________________
(1)For the three and six months ended June 30, 2026, includes a $4 million gain on the sale of Park’s ownership interest in the Embassy Suites by Hilton Alexandria Old Town included in other gain (loss), net in Park’s condensed consolidated statements of operations.
(2)For the three and six months ended June 30, 2025, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on Park’s condensed consolidated balance sheets. The SF Mortgage Loan was assumed by the buyer of the Hilton San Francisco Hotels, which were sold by the court-appointed receiver in November 2025.
(3)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT

(unaudited, in millions)
June 30, 2026
Debt	$3,915
Add: unamortized deferred financing costs and discount	17
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,932
Add: Park’s share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	105
Less: cash and cash equivalents	(264)
Less: restricted cash	(38)
Net Debt	$3,735

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Year Ending
	December 31, 2026
	Low Case	High Case
Net income	$78	$98
Depreciation and amortization expense	255	255
Interest income	(6)	(6)
Interest expense	223	223
Income tax expense	8	8
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	1	1
EBITDA	559	579
Gain on sales of assets, net	(1)	(1)
Share-based compensation expense	20	20
Impairment and casualty loss	27	27
Other items	12	12
Adjusted EBITDA	$617	$637

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share data)	Year Ending
	December 31, 2026
	Low Case	High Case
Net income attributable to stockholders	$69	$89
Depreciation and amortization expense	255	255
Depreciation and amortization expense attributable to noncontrolling interests	(3)	(3)
Gain on sales of assets, net	(1)	(1)
Impairment loss	25	25
Equity investment adjustments:
Equity in earnings from investments in affiliates	(5)	(5)
Pro rata FFO of equity investments	5	5
Nareit FFO attributable to stockholders	345	365
Share-based compensation expense	20	20
Other items	16	16
Adjusted FFO attributable to stockholders	$381	$401
Adjusted FFO per share – Diluted(1)	$1.90	$2.00
Weighted average diluted shares outstanding	200	200
______________________________________________
(1)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable hotel financial data includes results from Park’s consolidated hotels and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable hotel financial data excludes results from property dispositions that have occurred prior to August 6, 2026.
Core/Non-Core
The Company’s Core portfolio includes 20 of Park’s consolidated hotels and one unconsolidated hotel and consists primarily of hotels and resorts that cater to group and leisure demand. As of June 30, 2026, Park’s Non-Core portfolio included 10 consolidated hotels. As of August 6, 2026, Park had 9 hotels remaining in its Non-Core portfolio. Financial data presented for Park’s Core and Non-Core hotels are based on its consolidated hotels only.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park’s ongoing operating performance or incurred in the normal course of business, and thus, excluded from management’s analysis in making day-to-day operating decisions and evaluations of Park’s operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.

Net Debt
Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents.
The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.
Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.
Group Revenue Pace
Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.